                                   EXHIBIT 4.1


                                 morgan beaumont
NUMBER                                                               SHARES
[    ]     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA        [     ]
       150,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE
This
certifies
that                          /S/ SPECIMEN                  CUSIP 61689A 10 7
                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

Is the owner of

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                                 morgan beaumont


  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the
                                 Transfer Agent.

  WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED                  /S/ SPECIMEN

/s/ Cliff Wildes       MORGAN BEAUMONT, INC.        /s/ Ken Craig
PRESIDENT                 CORPORATE SEAL            SECRETARY
                              NEVADA